EXHIBIT 99.4

WAIVER AGREEMENT

This WAIVER AGREEMENT, dated as of June 15, 2010 (this “Agreement”), is by and among Chindex International, Inc., a Delaware corporation (the “Company”), Fosun Industrial Co., Limited, a Hong Kong corporation (the “Investor”), and Shanghai Fosun Pharmaceutical (Group) Co., Ltd, a Chinese corporation (the “Warrantor”).

W I T N E S S E T H:

WHEREAS, the Company, the Investor and the Warrantor have entered into a Stockholder Agreement (the “Stockholder Agreement”) and Stock Purchase Agreement (the “Stock Purchase Agreement”), each dated as of June 14, 2010; the parties desire to clarify their original intentions in such agreements; and all capitalized terms used and not defined herein shall have the meanings ascribed to them in the Stockholder Agreement.

NOW, THEREFORE, in consideration of the respective representations, warranties, covenants, agreements and conditions herein and intending to be legally bound, the parties hereto, hereby agree as follows:

Section 1. 1.  The parties hereby agree ab initio that:

(a)           The provisions of Section 3.1(a) of the Stockholder Agreement and Section 5.04 of the Stock Purchase Agreement shall not apply to the acquisition by the Investor of Common Stock it purchases as contemplated by Section 5.07 of the Stock Purchase Agreement, and such acquisition of Common Stock shall be deemed to occur pursuant to a Transaction Agreement as provided in Section 3 of the Confidentiality Agreement; provided that the foregoing shall not limit any other provisions of such agreements, which otherwise shall apply in all respects to the transactions contemplated hereby;

(b)           The references to June 11 in the “whereas” clause and Section 5.3 of the Stockholder Agreement and Section 4.08 of the Stock Purchase Agreement are hereby corrected to June 14.

Section 1. 2.  All other provisions of the Stockholder Agreement apply to this Waiver Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Waiver Agreement as of the date first above written.

CHINDEX INTERNATIONAL, INC.

By:	/s/ Roberta Lipson
	Name:	Roberta Lipson
	Title:	Chief Executive Officer

FOSUN INDUSTRIAL CO., LIMITED

By:	/s/ Chen Qiyu
	Name:	Chen Qiyu
	Title:	Chairman of the Board

SHANGAI FOSUN PHARMACEUTICAL (GROUP) CO., LTD

By:	/s/ Chen Qiyu
	Name:	Chen Qiyu
	Title:	Chairman of the Board